Exhibit 10.52
OLD NATIONAL
2011 Incentive Plan Summary
2011 Incentive Plan

OLD NATIONAL
2011 INCENTIVE PLAN SUMMARY
Effective July 28, 2011
TABLE OF CONTENTS

PLAN PURPOSE	2
PLAN OBJECTIVES	2
ELIGIBILITY	2
TIMING AND METHOD OF PAYMENTS	2
CONTINUED EMPLOYMENT REQUIREMENT	2
PLAN DESIGN
– PERFORMANCE MEASURE	3
– NET INCOME SCHEDULE	3
– CALCULATION	3
– ELIGIBLE EARNINGS	3
– INDIVIDUAL AWARDS	4
PLAN ADMINISTRATION	4
2011 Incentive Plan

OLD NATIONAL
2011 INCENTIVE PLAN SUMMARY
Effective July 28, 2011
PURPOSE OF THE PLAN
The 2011 Incentive Plan is intended to further the growth and financial success of Old National Bancorp through rewards for annual corporate net income that meets or exceeds budget expectations.
OBJECTIVES
The 2011 Incentive Plan was created to accomplish the following objectives:
•	Reward associates for corporate performance in excess of budgeted goals
•	Ensure the cost of the plan is fully funded by the Company’s financial performance
•	Keep the plan design simple
•	Allow for adjustment for individual performance
•	Ensure the plan does not create risks that are likely to have a materially adverse impact on the Company
ELIGIBILITY
The 2011 Incentive Plan participants are those associate who were prior to October 1, 2011 and who do not currently participate in another incentive or commission plan. Determination for eligibility in the 2011 Incentive Plan will be made by Human Resources with review and approval by the appropriate Executive Leadership Group member as needed.
Associates who meet the eligibility requirements become participants in the Plan on their date of hire.
Participants must maintain a level of performance of “Meets Expectations” or above in order to be eligible for the incentive payments.
TIMING AND METHOD OF PAYMENT
Plan calculations are based on calendar year financial results as approved by the Board of Directors’ Compensation and Management Development Committee and by the Board of Directors.
CONTINUED EMPLOYMENT REQUIREMENT
In order to be eligible to receive the annual incentive, participants must be actively employed both through the end of the calendar year and also through the date the incentive is subsequently paid out. The only exceptions to the foregoing would be that a participant who either retires, passes away, or is approved for long-term disability after the end of the calendar year but before the annual incentive is paid would still be eligible to receive that payment. In order to be eligible pursuant to the foregoing, a participant who retires must have achieved at least age 55 and have 5 consecutive years of service immediately preceding retirement.
2011 Incentive Plan

OLD NATIONAL
2011 INCENTIVE PLAN SUMMARY
Effective July 28, 2011
PLAN DESIGN
Performance Measure
A threshold corporate Net Income level as determined by the Board of Directors Compensation and Management Development Committee must be achieved before any participant is eligible to earn an incentive. Net Income will be as publicly reported after taxes and provision and will specifically exclude the financial impact of an acquisition that might occur in 2011.
Net Income Incentive Schedule:

	Net Income		% of Prior Plan
Level	($000)	% of Budget	Incentive Target
Level 1 (Threshold)	47,744	100%	25%
Level 2	51,086	107%	35%
Level 3	54,450	114%	45%
Level 4 (Maximum)	57,771	121%	50%
Calculation
Incentives will be calculated as a percentage of each associate’s suspended plan target in the role and grade level that they are in at December 31, 2011. If the plan the employee participates in did not contain a target, the target will be established by Human Resources.
For example, if a position is eligible for participation in the Retail Incentive Plan with a 10% plan target, and Old National’s 2011 performance is at Level 1, then 2.5% (25% of Plan Target times 10%) of the eligible earnings of all eligible participants in that Plan group would be pooled for distribution to the group. Management will have discretion to adjust the payment amount based on the participant’s 2011 performance relative to his/her goals and to the performance of others in the group.
Eligible Earnings
Eligible Earnings include base wages and overtime paid in 2011.
2011 Incentive Plan

OLD NATIONAL
2011 INCENTIVE PLAN SUMMARY
Effective July 28, 2011
Individual Awards
ELG members may adjust a participant’s incentive to recognize individual performance. The total adjustments recommended cannot exceed the calculated incentive for the respective Plan.
PLAN ADMINISTRATION
The Old National Bancorp Board of Directors’ Compensation and Management Development Committee governs this Plan and has the authority and discretion to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for administration of the Plan. The Committee may amend, suspend or terminate the Plan at any time in its sole and absolute discretion. Any amendment or termination of the Plan, however, shall not affect the right of a participant to receive any earned but unpaid Performance Award.
The Compensation and Management Development Committee may, in its discretion, reduce or eliminate the amount of any incentive, as it deems appropriate.
Disclaimer
No provision of the Plan nor any action taken by the Compensation and Management Development Committee or the Company pursuant to the Plan shall give or be construed as giving any Eligible Participant any right to be retained in the employ of the Company or affect or limit the right of the Company to terminate such employment.
Questions related to the Plan can be directed to:
Kendra Vanzo, Chief Human Resources Officer, Kendra_vanzo@oldnational.com
2011 Incentive Plan

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